SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant☑
Filed by a Party other than the Registrant☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Champion Industries, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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      ☑ No fee required.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CHAMPION INDUSTRIES, INC.
P. O. Box 2968
Huntington, West Virginia 25728

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held March 17, 2003

To The Shareholders:

     The annual meeting of shareholders of Champion Industries, Inc. will be held at the Radisson Hotel Huntington, 1001 Third Avenue, Huntington, West Virginia, on Monday, March 17, 2003 at 1:00 p.m. local time for the following purposes:

1.	To fix the number of directors at eight (8) and to elect directors to hold office until the next annual meeting of shareholders.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record of the Common Stock of Champion Industries, Inc. at the close of business on February 7, 2003 are entitled to notice of this meeting and to vote at the meeting.

     We hope you will attend the meeting and vote your shares in person. However, since a majority of the outstanding shares must be present in person or by proxy in order to conduct the meeting, we urge you to date, sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy if you so desire. The proxy may be revoked at any time prior to its exercise, but after commencement of the annual meeting, the proxy may be revoked only in accordance with the order of business adopted for the meeting.

Dated: February 14, 2003	By Order of the Board of Directors

WALTER R. SANSOM, SECRETARY

CHAMPION INDUSTRIES, INC.
P. O. Box 2968
Huntington, West Virginia 25728

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
to be held March 17, 2003

INTRODUCTION

     The accompanying proxy is solicited by and on behalf of the Board of Directors of Champion Industries, Inc. (the “Company”) for use at the annual meeting of shareholders to be held on Monday, March 17, 2003, at 1:00 p.m. local time at the Radisson Hotel Huntington, 1001 Third Avenue, Huntington, West Virginia, and any adjournment thereof (the “Annual Meeting”). The Company anticipates that this Proxy Statement and the form of proxy will be sent or given to shareholders on approximately February 14, 2003.

     Only those shareholders of record as of the close of business on February 7, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof. At such time, the Company had and continues to have only one (1) class of stock outstanding, consisting of 9,713,913 issued and outstanding shares of common stock, of the par value of One Dollar ($1.00) per share (the “Common Stock”) held by approximately 458 shareholders. The Common Stock carries no preemptive rights.

Cumulative Voting is Authorized

     The Company’s By-laws provide that at each election for directors every shareholder entitled to vote at such election has as many votes as the number of shares owned, multiplied by the number of directors to be elected, and may either accumulate all votes for one candidate or distribute those votes among as many candidates as the shareholder may choose. For all other purposes, each share is entitled to one vote.

SOLICITATION OF PROXIES AND VOTING

     Solicitation of proxies may be made in person or by mail, telephone, or facsimile by directors, officers and regular employees of the Company or its subsidiaries and by proxy solicitation companies. The Company may also request brokerage houses, banks, and other record holders of the Company’s stock to forward proxy solicitation materials to the beneficial owners of such stock, and will reimburse such persons for their expenses in connection therewith. The Company has engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies of brokers and financial institutions and their nominees, for a fee of $4,000, plus reimbursement of reasonable out-of-pocket expenses. The expense of soliciting proxies will be borne by the Company.

     Shares represented at the meeting by properly executed proxies in the accompanying form will be voted at the meeting, or any adjournment thereof, and where the shareholder giving the proxy specifies a choice by means of the ballot space provided in the form of proxy, the shares will be voted in accordance with the specifications so made. If no directions are given by the shareholder, the proxy will be voted in accordance with the recommendations of the Board of Directors of the Company, for the election of the Board of Directors’ eight (8) nominees for election as directors of the Company (or, if deemed appropriate by the individuals appointed in the proxies, cumulatively voted for less than all of the Board’s nominees to ensure the election of as many of the Board’s nominees as possible). Any proxy given for use at the meeting may be revoked at any time before it is exercised by written notice or subsequently dated proxy received by the Company, or by oral revocation given by the shareholder in person at the meeting or any adjournment thereof. The proxies appointed by the Board of Directors may, in their discretion, vote upon such other matters as may properly come before the annual meeting.

     Votes, whether in person or by proxy, will be counted and tabulated by judges of election appointed by the Board of Directors of the Company, in conjunction with an independent, third-party vote tabulation firm. The presence of a majority of the outstanding shares of Common Stock in person or by proxy is necessary to constitute a quorum. Abstentions and broker non-votes will not be counted as votes either “for” or “against” any matters coming before the Annual Meeting, but will be counted toward determining the presence or absence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. In the election of directors, those nominees receiving the eight (8) highest number of votes shall be elected, even if such votes do not constitute a majority.

ELECTION OF DIRECTORS

Proposal No. 1 in the Accompanying Form of Proxy

     The proxies granted by the shareholders will be voted at the meeting for the resolution, unless contrary direction is indicated, establishing the number of directors at eight (8) and the election of the eight (8) nominees listed below. The proxies cannot be voted for a greater number of persons. The nominees elected as directors are to serve until the next annual meeting of shareholders and until their successors are duly elected and have qualified. The By-laws provide, however, that between annual meetings, the Board of Directors, by a majority vote, may increase the number of directors and may appoint such persons as they may select, by a majority vote, to fill any vacancies.

     While it is not anticipated that any of the nominees will be unable to serve, if for any reason one or more shall be unable to do so, the proxies will be voted for any nominees selected by management of the Company. The persons listed below have been nominated by the Board of Directors for election as directors. Each of the nominees is currently a director of the Company. The name, age, principal occupation and business experience of each, all positions and offices held by each with the Company or any of its subsidiaries and any period during which he has served as such are set forth below.

Name, Age, Position and Offices with Company and Year Became Director	Principal Occupations for Past Five Years

Robert H. Beymer -75 Director — 1992	Chairman of the Board of First Sentry Bank, Huntington, West Virginia from 2000 to present; President of First Sentry Bank from 1996 to 2000. General Partner, Eastern Heights Shopping Center, Ltd. from 1976 to present; Consultant to One Valley Bank of Huntington (Huntington, West Virginia) from 1986 to 1993; President of First Guaranty Bank (Hammond, Louisiana) from December 1992 to June 1994; Director of Stationers, Inc. (a Company subsidiary) from 1990 to present.

Philip E. Cline -69 Director — 1992	Consultant, July 1999 to present; President of River City Associates, Inc. and General Manager of Radisson Hotel Huntington since 2001; President, Monumental Concrete Co. August 1996 to present; President, Chief Executive Officer and Director, Broughton Foods Company from January 1997 to June 1999; Interim President and Chief Executive Officer, Broughton Foods Company from November 1996 to December 1996; Consultant from January 1996 to November 1996, Executive Vice President (1995 to 1996), Vice President and Treasurer (1968 to 1995) of J. H. Fletcher & Co. (manufacturer of underground mining equipment); Director of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.) from 1983 to December 2000.

Harley F. Mooney, Jr. — 74 Director — 1992	Brig. Gen. U.S. Army (Ret.); Managing Partner, Mooney-Osborne & Associates (management consulting) from 1985 to present; Director of Stationers, Inc. (a Company subsidiary) from 1989 to present; consultant to Stationers, Inc. from 1988 to 1990; consultant to The Harrah and Reynolds Corporation since 1988; Director of Ohio River Bank, Ironton, Ohio from 1995 to present; Chairman of the Board of Directors, Caspian Industries (manufacturing) since 1996.

Todd L. Parchman — 48 Director — 1993	Partner, Parchman, Vaughan & Company (investment bankers) since May, 1996; Senior Vice President (from 1990 to May 1996) and Director (from 1994 until May, 1996), Ferris, Baker Watts, Incorporated.

A. Michael Perry — 66 Director — 1992	Retired; President (from 1983 to December 1993), Chief Executive Officer (from 1983 to June 1, 2001) and Chairman of Board from November 1993 to June 1, 2001 of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.).

Marshall T. Reynolds — 66 Chief Executive Officer, Director and Chairman of the Board of Directors — 1992	Chief Executive Officer and Chairman of the Board of Directors of Company from 1992 to present, President of Company from December 1992 to September 2000; President and general manager of The Harrah and Reynolds Corporation, predecessor of the Company, from 1964 (and sole shareholder from 1972) to present; Chairman of the Board of Directors, Broughton Foods Company from November 1996 to June 1999; Director (from 1983 to November 1993) and Chairman of the Board of Directors (from 1983 to November 1993) of Bank One West Virginia Corporation (formerly Key Centurion Bancshares, Inc.).

Neal W. Scaggs — 66 Director — 1992	President, Baisden Brothers, Inc. (retail and wholesale hardware) from 1963 to present.

Glenn W. Wilcox, Sr. — 71 Director — 1997	Chairman of the Board of Directors of Wilcox Travel Agency, Inc. since 1953; Chairman of the Board of Directors (since 1974) and President (from 1974 to 1997) of Blue Ridge Printing Co., Inc; Chairman of the Board of Directors of Tower Associates, Inc. (real-estate development) since 1989.

     Mr. Reynolds is chairman of the board of directors and Mr. Scaggs is a director of Premier Financial Bancorp, Inc., of Huntington, West Virginia, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

     Mr. Reynolds and Mr. Beymer are directors of First Guaranty Bank, of Hammond, Louisiana, which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

     Mr. Perry is a director of Arch Coal, Inc., which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

     Mr. Reynolds is a director of Abigail Adams National Bancorp, Inc., of Washington D.C., which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

     Mr. Wilcox is a director of Progressive Return Fund, Inc., The Cornerstone Total Return Fund, Inc., Cornerstone Strategic Value Fund, Inc., and The Small Cap Fund, Inc., registered investment companies under the Investment Company Act of 1940.

     Ferris, Baker Watts, Incorporated, of which Mr. Parchman was an officer and director until May, 1996, served as representative of the several underwriters involved in the January, 1993 public offering of Company Common Stock. Pursuant to agreement among Mr. Reynolds, the Company and Ferris, Baker Watts, Incorporated, Mr. Parchman was appointed to the Company’s Board of Directors at the closing of such offering.

DIRECTOR MEETINGS, COMMITTEES AND ATTENDANCE

     The Board of Directors has two standing committees, a Compensation Committee and an Audit Committee.

     The Compensation Committee reviews and recommends to the Board the compensation and employee benefits of officers of the Company and administers the 1993 Stock Option Plan. The Compensation Committee did not meet during fiscal year 2002, and currently consists of Messrs. Beymer, Mooney and Perry.

     The Audit Committee meets with the Company’s financial management and independent auditors and reviews the accounting principles and the scope and control of the Company’s financial reporting practices, and makes reports and recommendations to the Board with respect to audit matters. The Audit

Committee met five (5) times during fiscal year 2002, and currently consists of Messrs. Cline, Parchman and Scaggs. The Company’s Board of Directors has adopted a written charter for the Audit Committee of the Board. Please review the “Report of the Audit Committee” included in this annual meeting proxy statement.

     The Board does not have a nominating committee, as nominations are made by the Board as a whole.

     During fiscal year 2002, there were 10 meetings of the Company Board of Directors. All directors attended 75% or more of the aggregate of meetings of the Board and their committees held during their respective terms, except Mr. Cline, who attended 5 board meetings and 5 audit committee meetings.

OWNERSHIP OF SHARES

Principal Shareholder

     No person is known to the Company to be the beneficial owner of more than 5% of the Company Common Stock at January 15, 2003 except as follows:

	Name and Address of	Amount and Nature of	Percent of
Title of Class	Beneficial Owner	Beneficial Ownership	Class

Common Stock	Marshall T. Reynolds 2450 1st Avenue Huntington, West Virginia 25728	4,762,127 shares (1)	49%

(1)	Includes presently exercisable options to purchase 12,000 shares pursuant to 1993 stock option plan, 4,738,687 shares through a controlled corporation, The Harrah and Reynolds Corporation (“Harrah and Reynolds”), of which Mr. Reynolds is the sole shareholder and 2,440 shares held by Mr. Reynolds’ wife. 2,377,750 shares are pledged as collateral to secure loans made to Mr. Reynolds in the ordinary course of business by several commercial banks. Any disposition of such pledged shares upon a default by Mr. Reynolds under such loans could result in a change of control of the Company. The Company has no reason to believe that any such default will occur.

Security Ownership of Officers and Directors

     The following table sets forth certain information concerning ownership of Company Common Stock as of January 15, 2003 by (i) each of the directors and nominees, (ii) each executive officer named in the Summary Compensation table contained herein, and (iii) all directors and executive officers as a group. Except as otherwise noted, each beneficial owner listed below has sole voting and investment power with respect to the shares listed next to the owner’s name.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Class

Robert H. Beymer	5,244 (1)	*
Philip E. Cline	52,000	*
Harley F. Mooney, Jr.	22,690	*
Todd L. Parchman	5,067	*
A. Michael Perry	35,456	*
Marshall T. Reynolds	4,762,127 (2)	49%
Neal W. Scaggs	72,300 (3)	*
Glenn W. Wilcox, Sr.	115,000	1.2%
J. Mac Aldridge	45,296 (4)(5)	*
Gary A. Blackshire	27,782 (6)(7)	*
R. Douglas McElwain	36,339 (5)(8)	*
Kirby J. Taylor	22,000 (9)	*
All directors and executive officers as a group
(18 persons) (10)	5,308,624	53.1%

*	The percentage of shares of Company Common Stock beneficially owned by these persons is less than 1%.

(1)	Includes 2,316 shares owned by wife; reporting person has no voting or investment power with respect to those 2,316 shares.

(2)	Includes presently exercisable options to purchase 12,000 shares of Common Stock pursuant to 1993 Stock Option Plan, 4,738,687 shares owned by a controlled corporation and 2,440 shares owned by wife, with respect to which reporting person has no voting or investment power.

(3)	Joint voting and investment power shared with wife with respect to 62,300 shares; 10,000 shares owned by controlled corporation.

(4)	Joint voting and investment power shared with wife with respect to 29,296 shares.

(5)	Includes presently exercisable options to purchase 16,000 shares of Common Stock pursuant to 1993 Stock Option Plan.

(6)	Joint voting and investment power shared with wife with respect to 17,479 shares; 303 shares held as custodian for child.

(7)	Includes presently exercisable options to purchase 10,000 shares of Common Stock pursuant to 1993 Stock Option Plan.

(8)	Joint voting and investment power shared with wife with respect to 15,456 shares.

(9)	Includes presently exercisable options to purchase 14,000 shares of Common Stock pursuant to 1993 Stock Option Plan.

(10)	Includes presently exercisable options to purchase an aggregate of 147,000 shares of Common Stock pursuant to 1993 Stock Option Plan. These shares are not included for purposes of computing the percentage of Common Stock held by all directors and executive officers as a group.

COMPENSATION OF DIRECTORS AND OFFICERS

Compensation of Directors

     Company directors who are not employees of the Company are paid a director’s fee of $500 per month and $100 per committee meeting attended. In addition, Company directors Robert H. Beymer and Harley F. Mooney, Jr. were each paid directors’ fees of $500 per Stationers, Inc. Board meeting attended, for total Stationers, Inc. directors’ fees of $6,000 each in fiscal year 2002. The Company reimbursed directors Todd L. Parchman and Glenn W. Wilcox, Sr. for their travel expenses incurred in attendance at monthly Board meetings, aggregating $4,757 and $9,589, respectively, in fiscal year ended October 31, 2002.

Compensation of Executive Officers

   Summary of Cash and Certain Other Compensation

     The following table shows, for the fiscal years ended October 31, 2002, 2001 and 2000, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the Company in all capacities in which they served:

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation
Annual Compensation				Awards

(a)	(b)	(c)	(d)	(g)	(i)
					All Other
Name and Principal Position	Year	Salary	Bonus	Options(1)	Compensation(2)
		($)	($)	(#)	($)

Marshall T. Reynolds,	2002	1	-0-	6,000	-0-
Chief Executive Officer, Chairman	2001	1	-0-	-0-	-0-
of the Board of Directors	2000	1	-0-	-0-	-0-

J. Mac Aldridge,	2002	50,016	98,094	6,000	2,962
Vice President, Division Manager	2001	50,016	85,616	-0-	2,713
	2000	50,016	100,622	2,000	3,013

Gary A. Blackshire	2002	81,261	103,410	3,000	1,625
Vice President	2001	50,016	118,333	-0-	2,700
	2000	50,016	28,970	2,000	1,274

R. Douglas McElwain,	2002	50,016	121,518	6,000	3,431
Vice President, Division Manager	2001	50,016	96,031	-0-	2,713
	2000	50,016	81,156	2,000	2,623

Kirby J. Taylor,	2002	130,000	-0-	6,000	-0-
President, Chief Operating Officer	2001	130,000	-0-	-0-	-0-
	2000	43,333	-0-	2,000	-0-

(1)	All options are granted at the market price of Company Common Stock on the date of the grant.

(2)	This item consists of matching contributions by the Company to its 401(k) Plan on behalf of each of the named executives to match pre-tax elective deferral contributions (included under Salary) made by each to such plan. Participation in the 401(k) Plan is open to any employee age 21 or older on January 1 and July 1 of each year following the first day of the thirteenth month of employment. Subject to limitations contained in the Internal Revenue Code, participants may contribute 1% to 15% of their annual compensation and the Company contributes 100% of the participant’s contribution not to exceed 2% of the participant’s annual compensation.

OPTION GRANTS IN LAST FISCAL YEAR — 2002

						Potential realizable
	Number of					value at
	securities		% of total			Assumed annual rates of
	underlying		options			Stock price appreciation
	options granted		granted to	Exercise		For option term (2)
			employees	Price	Expiration
Name	Type (1)	#	in fiscal year	($/share)	date	5%($)	10%($)

Marshall T. Reynolds,	ISO	6,000
Chief Executive Officer,
Chairman of the Board	NQSO	-0-
Of Directors	TOTAL	6,000	4.8%	$2.49	11/19/2006	$4,128	$9,121

J. Mac Aldridge,	ISO	6,000
Vice President,	NQSO	-0-
Division Manager	TOTAL	6,000	4.8%	$2.49	11/19/2006	$4,128	$9,121

Gary A. Blackshire,	ISO	3,000
Vice President,	NQSO	-0-
General Sales Manager	TOTAL	3,000	2.4%	$2.49	11/19/2006	$2,064	$4,561

R. Douglas McElwain,	ISO	6,000
Vice President,	NQSO	-0-
Division Manager	TOTAL	6,000	4.8%	$2.49	11/19/2006	$4,128	$9,121

Kirby J. Taylor,	ISO	6,000
President,	NQSO	-0-
Chief Operating Officer	TOTAL	6,000	4.8%	$2.49	11/19/2006	$4,128	$9,121

(1)	Incentive Stock Option (ISO) or Non-qualified Stock Option (NQSO). These options were granted on November 19, 2001, and vested immediately. Options have a term of five years and are exercisable at any time during such five years as to any or all options, conditioned upon optionee’s employment by Company at time of exercise (or exercise within 90 days following termination of employment due to death, disability or voluntary retirement).

(2)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent assumed annual rates of appreciation, at 5% and 10%, for the 5 years option term, based on Securities and Exchange Commission rules, and do not represent the Company’s estimate or projection of the price of the Company’s Common Stock in the future. Additionally, these values do not take into account certain provisions of the options providing for termination of the options following termination of employment. Actual gains, if any, on stock option exercises depend upon the actual future performance of the Company’s Common Stock. Accordingly, the potential realizable values set forth in this table may not be achieved.

     The following table shows the number of shares covered by both exercisable and non-exercisable stock options as of October 31, 2002. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of Company Common Stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

(A)	(B)	(C)	(D)	(E)
				Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
			FY-End (#)	FY-End ($) (2)
	Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($) (1)	Unexercisable	Unexercisable

Marshall T. Reynolds,
Chief Executive Officer and
Chairman of the
Board of Directors	-0-	-0-	6,000/0	$360

Gary A. Blackshire,
Vice President	-0-	-0-	7,000/0	$180

J. Mac Aldridge,
Vice President,
Division Manager	-0-	-0-	10,000/0	$360

R. Douglas McElwain,
Vice President,
Division Manager	-0-	-0-	10,000/0	$360

Kirby J. Taylor,
President,
Chief Operating Officer	-0-	-0-	8,000/0	$360

(1)	Aggregate market value of the shares covered by the option less the aggregate price paid by the executive.

(2)	Market value of shares covered by in-the-money options on October 31, 2002 (based on $2.55 per share, the closing price of Company Common Stock on the NASDAQ Stock Market on October 31, 2002), less option exercise prices. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price. All options are granted at the market price of Company common stock on the date of the grant.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Effective September 1, 1999, Mr. Reynolds directed that his salary be set at $1.00 per year.

     With respect to the salaries and other compensation of the Company’s executive officers (other than Mr. Reynolds), the Compensation Committee believes that Mr. Reynolds, as Chief Executive Officer, is in the best position to establish such compensation and acts upon his recommendations. The Company’s compensation package for executive officers consists of base salary plus the opportunity to earn a cash bonus and discretionary stock options. The base salaries are set at levels Mr. Reynolds believes sufficient to attract and retain qualified executives. Cash bonuses are based upon net profit of each of the Company’s divisions for which each executive officer is responsible, as well as Mr. Reynolds’ assessment of the executive’s individual performance and level of responsibility. Stock options are intended to attract and retain executive management by affording them an opportunity to receive additional compensation based upon performance of the Company’s Common Stock, and are based upon Mr. Reynolds’ assessment of each executive officer’s overall performance.

     Members of the Compensation Committee:

Robert H. Beymer Harley F. Mooney, Jr. A. Michael Perry

STOCK PERFORMANCE GRAPH

     The following graph compares the annual change in cumulative total shareholder return on the Company’s common stock for the five year period ended October 31, 2002 with the cumulative total return of the Russell 2000 Index and a peer group index. This graph assumes the reinvestment of all dividends, if any, paid on such securities and an investment of $100 on October 31, 1997. The companies in the peer group index are: Banta Corporation, Cadmus Communications Corp., New England Business Service, Outlook Group Corp., Standard Register Company and United Stationers, Inc. American Business Products, Inc. (formerly included in the peer group) was sold to Mail-Well Inc. and therefore has been excluded from the peer group index. There is no assurance that the Company’s common stock performance will continue in the future with the same or similar trends as depicted in the below graph.

*$100 Invested on 10/31/97 in stock or index- Including reinvestment of dividends. Fiscal year ending October 31.

	Champion Industries, Inc.	Russell 2000 Index	Peer Group Index

10/31/97	100.00	100.00	100.00
10/31/98	55.85	88.16	102.90
10/31/99	23.81	101.27	90.66
10/31/00	16.70	118.89	85.56
10/31/01	15.83	103.79	94.35
10/31/02	17.42	91.79	109.49

TRANSACTIONS WITH DIRECTORS, OFFICERS,
AND PRINCIPAL SHAREHOLDERS

Intercompany Transactions

     The Company has certain relationships and transactions with Harrah and Reynolds and its affiliated entities. Management believes that all existing agreements and transactions described herein between the Company and Harrah and Reynolds and its affiliates are on terms no less favorable to the Company than those available from unaffiliated parties.

   Realty Leases

     Harrah and Reynolds, Marshall T. Reynolds or affiliated entities and Company officers own the fee interest in certain real estate used by the Company in its business, and lease this real estate to the Company. All realty leases are “triple net,” whereby the Company pays for all utilities, insurance, taxes, repairs and maintenance, and all other costs associated with the properties. The properties leased, and certain of the lease terms, are set forth below.

			Annual	Expiration
Property	Lessor	Square Feet	Rental	of Term

2450 1st Avenue	ADJ Corp. (1)	85,000	$116,400	2008
Huntington, West Virginia

1945 5th Avenue	Harrah and Reynolds	37,025	60,000	2007
Huntington, West Virginia

615-619 4th Avenue	ADJ Corp. (1) and	59,641	21,600	2003
Huntington, West Virginia	Harrah and Reynolds

405 Ann Street	Printing Property Corp. (2)	36,614	57,600	2003
Parkersburg, West Virginia

1563 Hansford Street	BCM Company, Ltd. (3)	21,360	33,280	2003
Charleston, West Virginia

890 Russell Cave Road	Printing Property Corp. (2)	20,135	57,600	2007
Lexington, Kentucky

Route 2, Kyle Industrial Park	ADJ Corp. (1)	9,000	78,000	2003
Huntington, West Virginia
(Vacated February 23, 2001)

(1)	ADJ Corp. is a West Virginia corporation. Two-thirds of the outstanding capital stock of ADJ Corp. is owned by Marshall T. Reynolds’ two sons. One-third of the outstanding capital stock is owned by the son of director A. Michael Perry.

(2)	Printing Property Corp. is a West Virginia corporation wholly-owned by Mr. Reynolds.

(3)	BCM Company, Ltd. is a general partnership owned by the Company, L. David Brumfield, a former executive officer of the Company and the estate of William C. Campbell, a former executive officer of the Company.

Transactions with Directors

     The Company participates in a self-insurance program for employee health care benefits with affiliates controlled by Marshall T. Reynolds, Chief Executive Officer and Chairman of the Board of Directors. The Company is allocated costs primarily related to the reinsurance premiums based on its proportionate share to provide such benefits to its employees. The Company’s expense related to this program for the years ended October 31, 2002, 2001 and 2000 was approximately $2,267,000, and $2,842,000 and 2,614,000.

     In the first quarter of 2002, the Company made a deposit to purchase a fractional ownership in an aircraft from an entity controlled by Marshall T. Reynolds for approximately $1.2 million, of which $875,000 had been paid as of October 31, 2002.

     The Company had previously anticipated the transaction to be completed during the fourth quarter of 2002. The Company’s Board of Directors further evaluated the transaction, and prior to its completion determined that it would be in the Company’s best interests to rescind the transaction. Therefore, the transaction has been terminated and a full refund of the deposit is pending.

     During 2002, 2001 and 2000 the Company utilized this aircraft and reimbursed the controlled entity for the use of the aircraft, fuel, air crew, ramp fees and other expenses attendant to the Company’s use, in amounts aggregating $118,000, $106,000 and $68,000. The Company believes that such amounts are at or below the market rate charged by third-party commercial charter companies for similar aircraft.

     The Company believes that the terms of its related party transactions are no less favorable to the Company than could be obtained with an independent third party.

Audit Committee Independence

     Directors Scaggs and Parchman are “independent” members of the Audit Committee under NASDAQ rules defining an independent director. Philip E. Cline served as president and chief executive officer of Broughton Foods Company from November 1996 until that Company’s sale in June of 1999. Marshall T. Reynolds, Chairman of the Board of the Company and beneficial owner of approximately 49% of Company Common Stock, served as chairman of the board of directors of Broughton Foods Company and beneficially owned approximately 22.4% of Broughton Foods Company common stock. Under NASDAQ rules defining an independent director, Mr. Cline’s service as president and chief executive officer of Broughton Foods Company may cause him to be considered to be not independent. NASDAQ rules provide that one director who is not independent and not a current employee of the Company may be appointed to the Company’s Audit Committee if the Company Board of Directors determines that his membership on the Audit Committee is required by the best interest of the corporation and its shareholders, and discloses in this annual proxy statement the nature of the relationship which causes him to be not independent and the reasons for the Board’s determination. The Board of Directors has determined that since Mr. Cline’s employment with Broughton Foods Company ceased in June of 1999, and due to his training in accountancy (B.S.), his past employment experience in accounting, his service for over 27 years as chief financial officer of a manufacturing concern and his service as chief executive officer of a public company, Mr. Cline’s experience and knowledge of business and financial reporting is of such unique value that it will be in the best interest of the corporation and its shareholders to retain Mr. Cline as a member of the Audit Committee and thereby obtain the benefit of his expertise.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during fiscal year 2002, all filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that one report, covering one transaction, was filed late by Philip E. Cline.

INDEPENDENT AUDITORS

     The consolidated financial statements of the Company for the year ended October 31, 2002 have been audited by Ernst & Young LLP, independent auditors. A representative of Ernst & Young LLP will be present at the annual meeting of shareholders in order to respond to appropriate questions and to make any other statement deemed appropriate.

     The Board of Directors selects the independent auditors for the Company each year. The Board of Directors intends to continue the services of Ernst & Young LLP for the fiscal year ending October 31, 2003.

Audit Fees

     Ernst & Young LLP billed the Company $167,500 plus expenses for professional services rendered in connection with the audit of the Company’s annual financial statements for the year ended October 31, 2002 and reviews of the financial statements included in the Company’s Forms 10-Q for that fiscal year.

Financial Information System Design and Implementation fees

     Ernst & Young LLP rendered no professional services for the year ended October 31, 2002 with respect to financial information systems design and implementation.

All Other Fees

     Ernst & Young LLP billed the Company $33,592 for all services rendered other than those set forth above for the year ended October 31, 2002.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. The Committee has discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and letter received from the independent auditors as required by the Independence Standards Board, and has considered the compatibility of non-audit services with the auditors’ independence.

     The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five (5) meetings during the fiscal year ended October 31, 2002.

     In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2002 for filing with the Securities and Exchange Commission. The committee has also recommended the selection of the Company’s independent auditors.

     Philip E. Cline, Audit Committee Chair
     Todd L. Parchman, Audit Committee Member
     Neal W. Scaggs, Audit Committee Member

OTHER BUSINESS

Proposal #2 in the Accompanying Form of Proxy

     At present, the Board of Directors knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the meeting. If other business is presented at the meeting, the proxies shall be voted in accordance with the recommendation of the Board of Directors.

     Shareholders are urged to specify their choices, and date, sign, and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the Continental United States. Prompt response is helpful, and your cooperation will be appreciated.

PROPOSALS BY SHAREHOLDERS

     Proposals by shareholders for possible inclusion in the Company’s proxy materials for presentation at the next annual meeting of shareholders must be received by the Secretary of the Company no later than October 17, 2003. In addition, the proxy solicited by the Board of Directors for the next annual meeting of shareholders will confer discretionary authority to vote on any shareholder proposal presented at that meeting, unless the Company is provided with the notice of such proposal no later than January 2, 2004. The Company’s By-laws provide that any shareholder wishing to present a nomination for the office of director must do so in writing delivered to the Company at least 14 days and not more than 50 days prior to the first anniversary of the preceding year’s annual meeting, and that written notice must meet certain other requirements. For further details as to timing of nominations and the information required to be contained in any nomination, see Article III, Section 10 of the Company’s By-laws, a copy of which may be obtained from the Secretary of the Company upon written request delivered to P. O. Box 2968, Huntington, West Virginia 25728.

FORM 10-K

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO TODD R. FRY, CHIEF FINANCIAL OFFICER, CHAMPION INDUSTRIES, INC., P. O. BOX 2968, HUNTINGTON, WEST VIRGINIA 25728.

Dated: February 14, 2003	By Order of the Board of Directors

WALTER R. SANSOM, SECRETARY

CHAMPION INDUSTRIES, INC.
ANNUAL MEETING OF SHAREHOLDERS, MARCH 17, 2003
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Kirby J. Taylor and Robert L. Shell, Jr., and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the Common Stock of Champion Industries, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of shareholders of the Company to be held at the Radisson Hotel Huntington, 1001 Third Avenue, Huntington, West Virginia, on March 17, 2003, and at any adjournments thereof, as indicated below.

1. ELECTION OF DIRECTORS.

☐  FOR ALL NOMINEES LISTED BELOW  ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW
     (except as marked to the contrary below)

Robert H. Beymer	A. Michael Perry
Philip E. Cline	Marshall T. Reynolds
Harley F. Mooney, Jr.	Neal W. Scaggs
Todd L. Parchman	Glenn W. Wilcox, Sr.

INSTRUCTION: To withhold authority to vote for any individual, write that nominee’s name on the line provided below:

2.     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments thereof.

(Continued, and to be signed and dated, on the reverse side)

This Proxy will be voted as directed, but IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES. If any other business is presented at the Annual Meeting, this Proxy will be voted by those named in this Proxy in accordance with the recommendation of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This Proxy confers discretionary authority on those named in this Proxy to vote with respect to the election of any person as director where the nominee is unable to serve or for good cause will not serve and matters incident to the conduct of the Annual Meeting.
This Proxy may be revoked prior to its exercise.

Dated:______________________________

___________________________________ Signature

___________________________________ Signature if held jointly

Please sign exactly as your name(s) appear(s) on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, committee, personal representative or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY IN THE RETURN ENVELOPE.